Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements and Prospectuses on Form S-3 (Nos. 33-51749 and 33-64343) of Wisconsin Electric Power Company of our report dated January 27, 1995 appearing in
Item 8 of the Annual Report on Form 10-K of Northern States Power Company (Wisconsin) for the fiscal year ended December 31, 1996 (File No. 10-3140).





/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP




Minneapolis, Minnesota
March 27, 1997